                                                                  Exhibit 10.12

                                   SUBLEASE

1.       PARTIES
         -------

         This Sublease is entered into as of the 6th day of January 1993, by and between GREAT WESTERN REAL ESTATE, Sublessor, and STERI-OSS, INC., Sublessee, as a Sublease under the Master Lease, hereinafter referred to as the Master Lease, dated July 14, 1987, entered into by and between Koll Yorba Linda Associates and Patrician Associates as Tenants in Common dba KBC Savi, as Lessor, and Great Western Real Estate, as Lessee, hereinafter referred to as the Master Lease, a copy of which is attached hereto marked Exhibit "A," and incorporated herein by reference.

2.       PROVISIONS CONSTITUTING SUBLEASE
         --------------------------------

         This Sublease shall be of no force and effect unless and until the Landlord under the Master Lease shall grant its consent in writing thereto and this Sublease is subject to all of the terms and conditions of the Master Lease except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor as Tenant in said Master Lease to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessor shall not commit or permit to be committed on the Subleased premises any act or omission which shall violate any term or condition of the Master Lease or interfere with Sublessee's quiet enjoyment of the premises. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason outside the reasonable control of Sublessor, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee. All of the terms and conditions contained in the Master Lease are incorporated herein except articles 3.1, 3.4, 4.1, 10, 11, 48.1, 53, and Exhibits "B," "B-1" &"C," as terms and conditions of this Sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and, along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3.       PREMISES
         --------

         Sublessor leases to Sublessee and Sublessee hires from Sublessor, but not by way of assignment, that certain Premises consisting of approximately 34,972 rentable square feet, which is the building located at 22895 East Park Drive in Yorba Linda, California (see Exhibit "B").


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

4.       SIGNAGE
         -------

         Notwithstanding the provisions of the Master Lease, and subject to appropriate city ordinances, Sublessee may install exterior building signage. Sublessee agrees to present the proposed sign package directly to the Lessor for their approval. In addition, Sublessee shall have the exclusive right to use the existing monument sign.

         All costs associated with Sublessee's sign, including but not limited to plans, permits, installation, maintenance, and removal shall be at the sole cost and expense of Sublessee.

5.       TENANT IMPROVEMENT
         ------------------

         Sublessor, using its space planner and contractor, and at their sole cost and expense, subject to review and approval by Sublessor, shall build-out the Premises in accordance with the revised drawings dated December 21, 1992 drawn by John Farndale & Associates, and marked Exhibit 'C" & "C-1" and the itemized cost construction budget prepared by DMK Construction which will be attached as Exhibit "D" to this Sublease. Sublessor recognizes that minor changes may be necessary to complete the working drawings and the final working drawing will be attached to this Sublease as Exhibit "E."

         All of such work shall be completed by Sublessor in accordance with Exhibit "C," "C-1" and "E," in a good and workmanlike manner and to the standards of tenant improvements in similar buildings, free of defects in materials or workmanship. Subject only to delays caused by change orders executed by Sublessee, the improvements shall be completed on or prior to March 1, 1993. In the event the tenant improvements are not substantially completed to Sublessee's reasonable satisfaction on or prior to that date, rent under this Sublease shall commence ten (10) days following substantially completion of tenant improvements.

         In the event that Sublessee requires suite development in excess of work shown in the attached Exhibits 'C," "C-1," "D"& "E," then and in that event, such cost shall be deemed a "change order' requiring extra cost and provided Sublessee has requested such additional work in writing or signed a "change order," payment for such extra cost incurred pursuant to such change order shall be paid by Sublessee to Sublessor within five (5) business days from date Sublessor provides the Sublessee an invoice for such additional cost. It is also agreed that in the event such change order causes a delay in the substantial completion of the Premises, such delay shall not delay the commencement date nor shall it extend the rental abatement period as described in this Addendum.


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

6.       TERM
         ----

         a. The term of this Sublease shall be for a period commencing on May 1, 1993 and ending on December 31, 1997.

         b. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease and on a prorata rent basis. Said early possession shall not advance the termination date of this Sublease.

7.       RENT
         ----

         a. Basic Rent - Sublessee shall pay to Sublessor as rent for the Premises monthly installments in advance, on the first day of each month as follows:

         (A)      Month 1                    $14,400.00 NNN, per month

         (B)      Months 2 through 11        $7,500.00 NNN, per month

         (C)      Month 12                   $14,400.00 NNN, per month

         (D)      Months 13 through 18       $15,000.00 NNN, per month

         (E)      Months 19 through 24       $17,486.00 NNN, per month

         (F)      Months 25 through 36       $18,185.44 NNN, per month

         (G)      Months 37 through 48       $18,884.88 NNN, per month

         (H)      Months 49 through 56       $19,584.32. NNN, per month

         Rent for any period during the term hereof which is for less than one
(1) month shall be a prorata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America, to Sublessor at the address stated heroin or to such other person or at such other places as Sublessor may designate in writing.

         b. Rent Adjustments (Operating Expenses/Taxes) - Sublessor shall be responsible to Landlord for all additional rent assessed for operating the property and any other charges property assessed by Landlord under the Master Lease. Provided that such charges and assessments are not the result of defaults by


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

Sublessor, Sublessee agrees to reimburse Sublessor for all such assessments immediately upon demand by Sublessor.

8.       SECURITY DEPOSIT
         ----------------

         Sublessee shall deposit with Sublessor upon execution hereof the sum of Fifteen Thousand Dollars ($15,000.00) as a Security Deposit for Sublessees faithful performance of Sublessees obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Sublessor may become obligated by reason of Sublessees default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore said deposit. Failure to do so shall be breach of this Sublease, and Sublessor may, at its option, terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. Within ten (10) days after the expiration of the term hereof, on condition that Sublessee has vacated the premises, and has fully and faithfully performed every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Sublessee (or, at Sublessors option, to the last assignee, if any, or Sublessees interest hereunder).

9.       PARKING
         -------

         Sublessor hereby grants to Sublessee for its use all of the existing parking spaces as provided in the Master Lease.

10.      USE
         ---

         The Premises shall be used for general and administrative office, light manufacturing, sale and distribution of dental and related products, and any other related legal uses.

11.      DEFAULT
         -------

         In the event of default by Sublessee of the payment of rents or in the performance of any other terms and conditions of this Sublease, Sublessor shall have, in addition to whatever other rights and remedies it may have at law or in equity, the same rights and remedies against Sublessee as the Lessor has against Sublessor as Lessee under the Master Lease.


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

         If Sublessee should default in any of its obligations under this Sublease, at any time during the Sublease Term, and as a result of such default Sublessor elects to terminate this Sublease under the provisions of paragraph 20 of the Master Lease, Default, it is agreed that Sublessor, in addition to the damages which Sublessor may recover from Sublessee in paragraph 20.2 of the Master Lease, may also recover the sum of $100,124.72 from Sublessee.

12.      ASSIGNMENT AND SUBLETTING
         -------------------------

         Neither Sublessee nor Sublessor shall further assign this Sublease or any interest therein or further sublet any portion of the premises or any right or privilege appurtenant thereto without the written consent of the Lessor and Sublessor first had and obtained, which shall not be unreasonably withheld. In the event such consent should be requested from Sublessor and Master Lessor, each shall respond within two (2) weeks of receipt of such request. In the event the Sublessor or Master Lessor does not respond within a thirty (30) day period, such lack of response may be deemed an approval of the request.

13.      HVAC & ROOF MAINTENANCE
         -----------------------

         Notwithstanding paragraph 12 of the Master Lease Sublessor shall remain responsible for any costs associated with replacement of HVAC units and any cost associated with the maintenance of the roof. During the term of the Sublease, if it is determined that the roof or HVAC requires replacement rather than repair, Sublessor and Sublessee shall share in the cost of the replacement on a pro-rata basis based upon the useful life of the roof or HVAC unit compared to the remaining term of the Sublease. In other words, if the new roof has a "life" of ten (10) years and the remaining term is three (3) years, Sublessee shall be responsible for thirty percent (30%) of the replacement cost. The criteria for the replacement of the roof and HVAC system shall be determined by having three
(3) roofing/air conditioning contractors inspect the roof/HVAC system, with the majority opinion prevailing, or in the event there is no majority opinion, the average of the two (2) closest contractor's bids shall be the cost of replacement. The cost of replacement shall also be determined by these contractor's bids. Sublessor shall have the ability to select at least one (1) roof/HVAC contractor for inspection purposes and the contractor to complete the job. Sublessee agrees to reimburse Sublessor for all costs associated with this paragraph immediately upon demand by Sublessor.

14.      NOTICES
         -------

         Any notice required and permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail to Sublessee at


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

22895 East Park Drive, Yorba Linda, California, 92686 and to Sublessor at 9200 Oakdale Avenue, Fourth Floor, Chatsworth, California, 91311, ATTN: Lease Administration. Either party may by written notice to the other specify a different address for notice purposes except that Sublessor may in any event use the premises as Sublessee's address for notice purposes.

15.      REAL ESTATE BROKERS
         -------------------

         Sublessee represent and warrants to Sublessor that it has not had dealings with any broker or finder in connection with this Sublease or the Project other than Sublessee's broker, Collins Fuller Corporation, and that Sublessee knows of no other person who is or may claim to be entitled to a commission, finder's fee or other like payment in connection herewith and Sublessee shall indemnify, defend by counsel approved by Sublessor and hold Sublessor harmless from and against any and all claims, liabilities, losses, costs, damages or expenses (including reasonable attorneys' fees and costs) that Sublessor may incur should such representation and warranty be incorrect. Sublessor agrees to indemnify and hold Sublessee harmless from any claims, liabilities, costs, damages or expenses (including reasonable attorneys' fees and costs that Sublessee may incur) arising out of or relating to any agreement by 'Sublessor to pay a brokerage commission, finder's fee or like payment to any broker or other person relating to the leasing of the Premises; provided, however, that Sublessor shall not be obligated to Sublessee if any such obligations arise in connection with any broker or other person whose identity Sublessee has failed to disclose to Sublessor as required by this paragraph.

16.      OBLIGATIONS OF SUBLESSOR
         ------------------------

         Sublessor agrees to duly observe and perform all those obligations imposed on the Lessee under the master Lease to the extent that such obligations are not provided in this Sublease to be observed or performed by Sublessee. Sublessee shall have the right at any time, at the expense of Sublessor, to take any action required to be taken, but not timely taken, by Sublessor, which may be necessary to prevent a default under the terms of the Master Lease. Further, Sublessor agrees not to amend, modify or surrender the Master Lease without the prior written consent of Sublessee, and any amendment, modification or surrender made without such consent shall be null and void as to Sublessee. Sublessor grants to Sublessee all rights and benefits with respect to the premises described in the Master Lease that are granted to Sublessor under the terms of the Master Lease. So long as Sublessee is not in default of any provision of this Sublease, Sublessor shall be obligated to perform all its obligations under the Master Lease, and during the term of this Sublease Sublessee shall have quiet and undisturbed possession and enjoyment of the premises. Sublessor further represents and warrants that the


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

Master Lease is in full force and effect and that there are no defaults on Sublessor's part under the Master Lease, nor have any events occurred

Address:                                             GREAT WESTERN REAL ESTATE
Great Western Bank                                   SUBLESSOR
ATTN:  Lease Administration
9200 Oakdale Avenue, Fourth Floor
Chatsworth, CA 91311
(818) 775-6782

                                                     BY:
                                                           ---------------------
                                                           H. Arthur West
                                                           Vice President

                                                     DATE:

Address:                                             STERI-OSS, INC.
Steri-Oss, Inc.                                      SUBLESSEE
22895 East Park Drive
Yorba Linda, CA 92686

                                                     BY:
                                                           ---------------------
                                                           Ken A. Darienzo
                                                           President

                                                     DATE:


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

                            FIRST AMENDMENT TO LEASE

That certain lease dated July 14, 1987 by and between Koll Yorba Linda Associates and Patrician Associates, as Tenant in Common dba KBC Savi, Landlord, and Great Western Real Estate, Tenant, for the premises located at 22895 East Park Drive, Yorba Linda, CA 92686, is amended this 22nd day of December, 1992 solely as hereinafter described.

Effective the 6th day of January, 1993 the clauses below are substituted for like numbered clauses in the Lease agreement.

         Landlord and Tenant agree that Exhibit 'C" of the above referenced lease dated July 14, 1987, referred to as 'Option to Renew" shall be deleted in its entirety.

All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

SUBLESSOR:                                   SUBLESSEE:
Great Western Real Estate                    Steri-Oss Inc., A California Corp.


BY:                                          BY:
    --------------------------------             -------------------------------
    H. Arthur West                               Ken A. Darienzo
    Vice President                               President
    Great Western Bank

DATE:                                        DATE:
    --------------------------------             -------------------------------


                                 LANDLORD:   Koll Yorba Linda Associates
                                             A California General Partnership

                                             By:  Koll Company
                                                  A California Corporation

                                             By:
                                                 -------------------------------
                                                  Bob Mulhern, Portfolio Manager

                                             By:  Patrician Assoc., A California
                                                  Corp.

                                             By:
                                                 -------------------------------

                                             By:
                                                 -------------------------------


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

                            SECOND AMENDMENT TO LEASE

This Second Amendment to Lease Agreement is entered into as of this 22nd day of December, 1992 by and between Great Western Real Estate ('Sublessor"), Steri-Oss Inc., A California Corporation ('Sublessee") and Koll Yorba Linda Associates, A California General Partnership ('Landlord").

Renewal Option:
---------------

Provided that Sublessee is not in default under the Sublease or the Master Lease, Sublessee shall have the option to contract under a new Lease for one period of five (5) years (the "Renewal Term") upon the following terms and conditions.

1)       The following are conditions precedent to the Renewal Option:

         a. That Sublessee give Landlord six (6) months prior written notice of its intention to exercise this option (the "Renewal Notice"). If Sublessee fails to timely give the Renewal Notice, Sublessee shall have no further right to extend the term hereunder.

         b. That Sublessee provide three (3) years of audited annual financial statements, three (3) years of tax returns, and its most recent interim financial statements to Landlord and that Landlord approve same, such approval to be within the sole discretion of Landlord. Such financial statements shall be provided at the time of the Renewal Notice.

         c. That Landlord and Sublessee enter into a direct Lease Agreement (the term of the Master Lease having expired)in substantially the form as the master Lease within sixty (60) days of the Renewal Notice.

2)       The renewal is subject to the following terms and conditions:

         a. No rent shall be due for the first three (3) months of the Renewal Term. The rental rate for the Renewal Term shall be an effective rate of 95% of the then current prevailing market rental rate plus triple net costs. The rental rate shall be increased by the Consumer Price Index rate annually, provided, however, that no such annual increase shall exceed 4.5%.

         b. Landlord shall provide a tenant improvement allowance for building standard paint and building standard carpet for the premises. With the exception of the paint and carpet, Sublessee agrees to accept the premises as is at the commencement of the Renewal Term.


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

         c. Landlord agrees to pay Collins Fuller a leasing brokerage commission at the commencement of the Renewal Term in the amount of six percent (6%) for the first twelve (12) months of the Renewal Term, five percent (5%) for the second twelve (12) months of the Renewal Term, four percent (4%) for the third twelve (12) months of the Renewal Term, three percent (3%) for the fourth twelve (12) months of the Renewal Term and two percent (2%) for the fifth twelve (12) months of the Renewal Term. Any other leasing brokerage commission shall be the responsibility of Sublessee.

3)       By its signature hereunder, Sublessor consents to the terms hereof.

SUBLESSOR:                                   SUBLESSEE:
Great Western Real Estate                    Steri-Oss Inc., A California Corp.


BY:                                          BY:
    -----------------------------------          -------------------------------
         H. Arthur West                          Ken A. Darienzo
         Vice President                          President
         Great Western Bank


DATE:                                        DATE:
    -----------------------------------          -------------------------------

                           LANDLORD:
                           Koll Yorba Linda Associates
                           A California General Partnership

                           By:     Koll Company
                                   A California Corporation, General Partner

                                   By:
                                       -----------------------------------------
                                       Bob Mulhern, Portfolio Manager

                           By:     Patrician Assoc.,
                                   A California Corporation, General Partner

                                   By:
                                       -----------------------------------------

                                   By:
                                       -----------------------------------------


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

                            THIRD AMENDMENT TO LEASE

This Third Amendment to Lease Agreement is entered into as of this 7th Day of January, 1993 by and between Great Western Real Estate (SubLessor) Steri-Oss Inc., A California Corporation ("Sublessee"; and Koll Yorba Linda Associates, A California General Partnership ( "Landlord" ).

Default by Great Western Real Estate

1. In the Event of Financial Default by Great Western Real Estate the Sublessee will have the option to enter into a direct lease agreement with the landlord. In substantially the form as the master lease and amendments then in effect between the sublessor and landlord.

2. The rental rate shall be 95% of the then current prevailing market rental rate plus triple net cost. The rental rate shall be increased by the consumer price index annually, provided, however, that no such annual increase shall exceed

3. By its signature hereunder, Sublessor and Landlord consents to the terms hereof.

SUBLESSOR:                                   SUBLESSEE:
GREAT WESTERN REAL ESTATE                    STERI-OSS INC.,
                                             A CALIFORNIA CORPORATION

BY:                                          BY:
    -----------------------------------         --------------------------------
         H. Arthur West                               Ken A. Darienzo
         Vice President                               President
         Great Western Bank



LANDLORD:
KOLL YORBA LINDA ASSOCIATES
A California General Partnership

By:      Koll Company
         A California Corporation, General Partner

         By:
             --------------------------------------
                  Bob Mulhern, Portfolio Manager


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

By:      Patrician Associates, Inc.
         A California Corporation, General Partner

         By:
             --------------------------------------

         By:
             --------------------------------------


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